Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

Modine to Acquire L.B. White, Gaining Market-Leading Heating Technologies Line

Acquisition further diversifies HVAC offering through addition of portable and agriculture heating solutions

Racine, Wis., May 30, 2025 – Modine (NYSE: MOD), a diversified global leader in thermal management technology and solutions, announced that it had entered into a definitive agreement to acquire L.B. White, a leading global provider of specialty heating solutions for the agriculture, construction and special event industries. Modine expects the transaction to close May 31, 2025, subject to customary closing conditions.

"Acquiring L.B. White is another example of executing on our strategy to expand and further diversify our portfolio with complementary technology that will enable us to achieve our long-term growth objectives,” said Neil D. Brinker, Modine President and CEO. “The L.B. White team brings highly engineered solutions and expertise for end markets that have unique climate requirements. Both L.B. White and our recent acquisition of AbsolutAire align with our vision to solve mission-critical thermal management challenges for our customers and will help us expand into adjacent markets with strong, long-term growth profiles.”

L.B. White is a leader in specialized heating technology, manufacturing direct-fired forced air, radiant, indirect-fired and electric heating solutions. The company holds a market-leading position in swine and poultry agriculture heating in North America and is one of the top market leaders in portables heating. They are headquartered in Onalaska, Wisconsin, with additional manufacturing and distribution operations in Georgia.

“Modine has been a pioneer in providing trusted heating solutions for more than 100 years and L.B. White’s product lines align well with our technology expertise,” said Eric McGinnis, President, Climate Solutions at Modine. “The complementary product technologies, additional sales channels and cross-selling opportunities position Modine to meet the evolving needs of our customers with the right product at the right time.”

L.B. White expects to report revenue of $73.5 million for their fiscal 2025 year ending May 31. Total consideration for the transaction is based on an enterprise value of approximately $112 million. Management expects this acquisition to be immediately accretive to earnings and anticipates generating incremental growth and future cost savings through capturing synergies and deploying Modine's 80/20 operating model. Upon close, L.B. White will be integrated into Modine’s HVAC Technologies product group and the current leadership team will remain in place.

About Modine

For more than 100 years, Modine has solved the toughest thermal management challenges for mission-critical applications. Our purpose of Engineering a Cleaner, Healthier World™ means we are always evolving our portfolio of technologies to provide the latest heating, cooling, and ventilation solutions. Through the hard work of more than 11,000 employees worldwide, our Climate Solutions and Performance Technologies segments advance our purpose with systems that improve air quality, reduce energy and water consumption, lower harmful emissions, enable cleaner running vehicles, and use environmentally friendly refrigerants. Modine is a global company headquartered in Racine, Wisconsin (U.S.), with operations in North America, South America, Europe, and Asia. For more information about Modine, visit modine.com

Media Contact: pr@modine.com

Investor Contact:

Kathleen Powers

(262) 636-1687

kathleen.t.powers@modine.com

Forward-Looking Statements

This press release contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2025 and under Forward-Looking Statements in Item 7 of Part II of that same report. Other risks and uncertainties include, but are not limited to, the following: the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, public health threats, and military conflicts, including the conflicts in Ukraine and in the Middle East and tensions in the Red Sea; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; our ability to successfully realize anticipated benefits, including improved profit margins and cash flow, from our strategic initiatives and our application of 80/20 principles across our businesses; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to accelerate growth organically and through acquisitions and successfully integrate acquired businesses; our ability to successfully exit portions of our business that do not align with our strategic plans; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and warranty claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our ability to recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this press release, and we do not assume any obligation to update any forward-looking statements.